As filed with the Securities and Exchange Commission on October 19, 1995

                                          Registration Statement No. 33-_______


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                              ____________________
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________

                               ETHYL CORPORATION
             (Exact name of Registrant as specified in Its Charter)

           Virginia                                    54-0118820
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation or organization)

                            330 South Fourth Street
                            Richmond, Virginia 23219
          (Address of principal executive offices, including zip code)

                       SAVINGS PLAN FOR THE EMPLOYEES OF
                               ETHYL CORPORATION
                            (Full title of the Plan)
                              ____________________

                               Bruce C. Gottwald
                 Chairman of the Board and Executive Committee
                               Charles B. Walker
                           Vice Chairman of the Board
                               Ethyl Corporation
               330 South Fourth Street, Richmond, Virginia 23219
                                  804-788-5000
(Name, address, and telephone number including area code, of agents for service)

                                With copies to:

     Allen C. Goolsby, III, Esq.               Steven M. Mayer, Esq.
          Hunton & Williams                  E. Whitehead Elmore, Esq.
    Riverfront Plaza, East Tower                 Ethyl Corporation
        951 East Byrd Street                  330 South Fourth Street
    Richmond, Virginia 23219-4074            Richmond, Virginia 23219
            804-788-8200                           804-788-5000
                              ____________________

                        CALCULATION OF REGISTRATION FEE

                                      Proposed maximum Proposed maximum
 Title of securities   Amount to be    offering price      aggregate        Amount of
  to be registered      registered      per share(1)   offering price(1)  registration fee
Common Stock, $1.00
par value per share  4,500,000 shares      $10.94        $49,230,000        $16,975.87

     (1) Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(c) based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange on October 16, 1995, as reported in the Wall Street Journal.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                               Ethyl Corporation

     The  contents   of  Registration  Statement   File  No. 33-31899   are
incorporated herein by reference.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 21st day of September, 1995.


                                   ETHYL CORPORATION,
                                        (Registrant)



                                   By     /s/Bruce C. Gottwald
                                          Bruce C. Gottwald
                                          Chairman of the Board and
                                          Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 21st day of September, 1995. Each person whose signature appears below hereby authorizes either agent for service named in this Registration Statement to execute in the name of each such person, and to file, any amendment, including any post-effective amendment, to this Registration Statement making such changes in this Registration Statement as the Registrant deems appropriate, and appoints such agent for service as attorney-in-fact to sign in his behalf individually and in each capacity stated below and file all amendments and post-effective amendments to this Registration Statement.


                Signature                            Title


     By     /s/Bruce C. Gottwald        Chairman of the Board, Chief
            Bruce C. Gottwald           Executive Officer and Director
                                        (Principal Executive Officer)

     By     /s/Charles B. Walker        Vice Chairman of the Board,
            Charles B. Walker           Chief Financial Officer,
                                        Treasurer and Director
                                        (Principal Financial Officer)

     By    /s/Wayne C. Drinkwater       Controller
           Wayne C. Drinkwater          (Principal Accounting Officer)

     By      /s/Lloyd B. Andrew         Director
             Lloyd B. Andrew

     By   /s/William W. Berry           Director
            William W. Berry

     By                                 Director
           Phyllis L. Cothran

     By     /s/Allen C. Goolsby         Director
            Allen C. Goolsby

     By                                 Director
         Bruce C. Gottwald, Jr.

     By  /s/Floyd D. Gottwald, Jr.      Vice Chairman and Director
         Floyd D. Gottwald, Jr.

     By    /s/Thomas E. Gottwald        President and Director
           Thomas E. Gottwald

     By    /s/William M. Gottwald       Director
           William M. Gottwald

     By   /s/Gilbert M. Grosvenor       Director
          Gilbert M. Grosvenor

     By                                 Director
              Andre B. Lacy

     By      /s/Emmett J. Rice          Director
             Emmett J. Rice

     By  /s/Sidney Buford Scott         Director
           Sidney Buford Scott



The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 21st day of September, 1995.


                                   SAVINGS PLAN FOR THE EMPLOYEES
                                     OF ETHYL CORPORATION
                                        (Plan)

                              By    /s/Charles B. Walker
                                    Charles B. Walker, Chairman of the
                                       Employee Savings Plan Committee

                               EXHIBIT INDEX


                                                         Sequentially
          Exhibit No.              Description           Number Page





              4.1           Restated Articles of
                            Incorporation of the
                            Company.

              4.2           Bylaws of the Company.
                            (Incorporated herein by
                            reference from
                            Exhibit 3.2 to the
                            Company's Annual Report
                            on Form 10-K for the year
                            ended December 31, 1994).


              4.3           Form of the Savings Plan
                            For The Employees of
                            Ethyl Corporation as
                            amended and restated,
                            effective March 1, 1994
                            and amended through
                            May 1, 1995.

              4.4           Savings Plan For The
                            Employees of Ethyl
                            Corporation Trust
                            Agreement, dated as of
                            November 1, 1993, between
                            the Company and
                            NationsBank of Georgia,
                            N.A. and amended
                            March 1, 1994.

             23.1           Consent of Coopers &
                            Lybrand L.L.P.

             24             Powers of Attorney
                            (contained herein).